Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, each dated April 15, 2025, and each incorporated by reference in this Post-Effective Amendment No. 40 to the Registration Statement (Form N-4, File No. 333-171097) of Lincoln Life & Annuity Variable Annuity Account H (the “Registration Statement”), dated June 10, 2025.

We also consent to the incorporation by reference of our reports (1) dated March 28, 2025, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (2) dated April 9, 2025, with respect to the financial statements of each of the subaccounts within Lincoln Life & Annuity Variable Annuity Account H, for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 10, 2025